UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 19, 2006

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

          On October 19, 2006 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2006.

          The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) that the Registrant’s reported diluted earnings per share increased 6.0% to $1.06 for the third quarter of 2006 compared to the same period last year. The 2006 earnings per share for the third quarter include charges of $0.06: $0.03 for incremental stock-based compensation and $0.03 for restructuring business operations.

          The Earnings Release contains two statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•

Financial Services:   “Revenue for this segment increased 11.4% to $675.1 million compared to the same period last year. Excluding the prior year’s revenue of $33.0 million from Corporate Value Consulting, which was sold at the end of September 2005, revenue for the third quarter grew by 17.9% on a non-GAAP basis. Of the non-GAAP revenue growth, 48.3% was produced by structured finance and 21.6% came from corporate and government ratings.

•	The Outlook: “Based on our record of achievement for the first nine months, we are raising our guidance for the full year.

“Our previous guidance called for diluted earnings per share of $2.44 to $2.49 excluding the incremental impact of all stock-based compensation. That excluded $0.13 for stock-based compensation and $0.04 for the one-time charge for the elimination of the restoration stock option program in the first quarter.

“The new guidance calls for diluted earnings per share of $2.53 to $2.55 excluding the incremental impact of all stock-based compensation and restructuring charges. The incremental impact of stock-based compensation has been revised to $0.11, down from $0.13 estimated at the start of the year. For 2007, we fully expect to achieve double-digit earnings growth.”

          The Registrant believes that the disclosure of this data is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses.  In addition, this data will facilitate period-to-period comparisons of the financial performance of the Registrant.

          Item 9.01.   Exhibits.

          (99)  Earnings Release of the Registrant, dated October 19, 2006, containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor

By:	Kenneth M. Vittor
Executive Vice President and General Counsel

Dated:  October 19, 2006

INDEX TO EXHIBITS

Exhibit Number

          (99)     Earnings Release of the Registrant, dated October 19, 2006, containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2006.